PERSONAL SERVICES AGREEMENT

         This Personal Services Agreement (the "Agreement") is entered into this 31st day of May, 2004 by and between CytoDyn, Inc., a Colorado corporation (the "Company") with its principal place of business at 200 W. DeVargas Street, Suite 1, Santa Fe, New Mexico 87501, and Allen. D. Allen an individual residing at 4236 Longridge Ave, Suite 302, Studio City, CA 91604 ("Executive") to be effective as of May 31, 2004 (the "Effective Date").

                                    PREMISES
                                    --------

         WHEREAS, the Company desires to employ Executive pursuant to the terms and conditions and for the consideration set forth in this Agreement and Executive desires to enter the employ of the Company pursuant to such terms and conditions and for such consideration;

         WHEREAS, the provisions of this Agreement are a condition of Executive being employed by the Company, of Executive's having access to confidential business and technological information, and of Executive's being eligible to receive certain benefits of the Company. This Agreement is entered into, and is reasonably necessary, to protect confidential information and customer relationships to which Executive may have access, and to protect the goodwill and other business interests of the Company; and

         WHEREAS, the provisions of this Agreement are also a condition to Executive's agreement to provide personal services to the Company.

         NOW THEREFORE, in consideration of the mutual promises and covenants agreed to herein, the receipt and sufficiency of which are hereby acknowledged, the Company and Executive agree as follows:

                                    AGREEMENT
                                    ---------

         1.       Position, Term, Duties, Responsibilities.

                  (a) Position. Executive shall be employed by the Company as its President and Chief Executive Officer to act in accordance with the terms and conditions hereinafter set forth.

                  (b)      Duties.  Executive  shall  faithfully  and diligently
         render such services and perform such related duties and responsibilities as are customarily performed by a person holding such title and as otherwise may, from time to time, be reasonably assigned to Executive by the Company's Chief Executive Officer and/or the Company's Board of Directors (the "Board"). Executive shall comply with the provisions of this Agreement and all reasonable rules, regulations and administrative directions now or hereafter established by the Company.

                  (c) Term. This Agreement shall be for a term beginning on the Effective Date and terminating the earlier of (i) the date which is 24 months from the Effective Date (the "Expiration Date"), or (ii) the date on which Executive's employment is terminated pursuant to Section 3 (collectively, the "Term").

         2.       Compensation, Bonuses and Benefits.

                  (a) Base Salary. During Executive's employment with the Company, the Company shall pay Executive a base annual salary (the "Base Salary") of Ninety Eight Thousand Dollars ($98,000). The Base Salary shall be payable in accordance with the Company's normal payroll schedule, less all applicable tax withholdings for state and federal income taxes, FICA and other deductions as required by law and/or authorized by Executive. If the Base Salary is increased or decreased during the Term then the base salary of Executive as so increased or decreased shall constitute the Base Salary of Executive for purposes of this Agreement from and after the effective date of such increase or decrease.

                  (b) Incentive Compensation Program. During Executive's employment with the Company, Executive shall be entitled to participate in such incentive compensation programs as are from time to time established and approved by the Board in accordance with the Company's practice for similarly situated employees.

                  (c) Benefits. Executive shall be entitled to participate in such employee benefit plans which the Company provides or may establish from time to time for the benefit of employees, subject to the terms of each such plan and subject to the right of the Company and the Board to modify, revise or eliminate such benefit plans from time to time in their sole discretion. Executive shall pay for the portion of the cost of such benefits as is established from time-to-time by the Company as the portion of such cost to be paid by senior executives of the Company.

                  (d) Costs and Expenses. Executive shall be entitled to reimbursement for all ordinary reasonable out-of-pocket business expenses that are reasonably incurred by Executive in furtherance of the Company's business, in accordance with the policies adopted from time to time by the Company or the Board. Executive will comply with the Company's travel policies as established from time to time by the Company or the Board.

                  (e) Vacation. Executive shall be entitled to vacations with pay in accordance with the Company's practice for similarly situated employees. Executive will use his best efforts to schedule vacation periods to minimize disruption of the Company's business.

         3.       Termination.

                  (a) Mutual Agreement. Executive's employment under this Agreement may be terminated at any time by the mutual written agreement of the Company and Executive.

                  (b) Voluntary. Executive's employment under this Agreement may be terminated by Executive with or without the consent of the Company by giving written notice of termination at least four weeks prior to the effective date of such termination. After receipt of such notice the Company may accelerate the date that such termination will take effect pursuant to this Section 3(b) without being in breach of this Agreement.


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

                  (c) Without Cause. The Company may terminate Executive's employment under this Agreement at any time without Cause effective immediately upon written notice to Executive.

                  (d)      Disability  or  Death.   The  Company  may  terminate
         Executive's employment under this Agreement upon the death or disability of Executive. Subject to Executive's rights under any applicable law, including the Americans with Disabilities Act, Executive shall be considered disabled if (i) Executive is unable to perform his duties under this Agreement as a result of injury, illness or other disability for a period of 180 consecutive days or for 180 days in any 365 day period and (ii) the Board reasonably determines that Executive has been unable to perform such duties for either 180 day period described in Section 3(d)(i) above as a result of injury, illness or other disability.

                  (e) For Cause by the Company. The Company may terminate Executive's employment for "Cause" at any time prior to the expiration of the Term effective immediately upon delivery of written notice to Executive. For purposes of this Agreement, "Cause" shall mean:

                           (i) If Executive materially violates any term of this Agreement and such violation is not substantially remedied within 30 days of written notice from the Company to Executive;

                           (ii) Willful misfeasance, gross negligence or nonfeasance of duty by Executive that is reasonably likely to be detrimental or damaging or that has the effect of injuring or damaging the reputation, business or business relationships of the Company or any of its subsidiaries or any of their respective officers, directors or employees;

                           (iii) Any arrest, indictment (defined as any proceeding in which "probable cause" is found), conviction (or the civil equivalent) of Executive or a plea of guilty or nolo contendere by Executive to a charge based on a federal or state felony or serious criminal or civil offense (even if the crime is classified under the applicable law as a "misdemeanor"), including, but not limited to (1) crimes or civil offenses involving theft, embezzlement, fraud, dishonesty or moral turpitude; (2) crimes or civil offenses based on banking or securities laws (including the Sarbanes-Oxley Act of 2002); and (3) civil enforcement actions brought by federal or state regulatory agencies (including the Securities and Exchange Commission).

                           (iv) Willful or prolonged absence from work by the Executive (other than by reason of legally protectable disability due to physical or mental illness) or failure, neglect or refusal by the Executive to perform his duties and responsibilities.

                  (f) Termination After Change of Control. Other than for voluntary termination under Section 3(b), Executive may terminate his employment within six months after a Change of Control but only upon two weeks prior written notice to the Company.

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

                  "Change of Control" shall mean the occurrence of one or more of the following:

                           (i) any person (as defined in Sections 3(a)(9) and 13(d)(3) of the Securities Exchange Act of 1934, as amended) other than an existing stockholder or an Affiliate that directly or indirectly becomes the owner of 50% or more of the Voting Stock;

                           (ii) a complete liquidation or dissolution of the Company other than a liquidation or dissolution occurring after any of the following transactions: the merger or consolidation of the Company with an Affiliate, the transfer of 50% or more of the Voting Stock of the Company to an Affiliate or Affiliates or the sale or other transfer of all or substantially all of the assets of the Company to an Affiliate or Affiliates;

                           (iii) the sale of all or substantially all of the Company's assets to a single purchaser or group of affiliated purchasers, other than any Affiliate or Affiliates, in one or a series of related transactions; or

                           (iv) the Company engages in a merger or consolidation with another entity other than an Affiliate and immediately after that merger or consolidation, the persons or entities that were stockholders of the Company immediately prior to that merger or consolidation hold, directly or indirectly, less than 50% of the Voting Stock of the surviving entity.

                  "Affiliate" shall mean any corporation, partnership, trust or other entity of which the Company and/or any of its Affiliates directly or indirectly owns a majority of the outstanding shares of any class of equity security of such corporation, partnership, trust or other entity and any corporation, partnership, trust or other entity which directly or indirectly owns a majority of the outstanding shares of any class of equity security of the Company or any of its Affiliates.

                  "Voting Stock" shall mean, with respect to a corporation, the capital stock of any class or classes of that corporation having general voting power under ordinary circumstances, in the absence of contingencies, to elect directors of such corporation and, with respect to any other entity, the securities of that entity having such general voting power to elect the members of the managing body of that entity.

                  (g) Termination for Good Reason. Executive may terminate his employment at any time for "Good Reason." For purposes of this Agreement "Good Reason" shall mean any action on the part of the Company not consented to by Executive in writing (which action shall not have been cured within 30 days following written notice from Executive to the Board specifying that such action will give rise to a termination of Executive's employment hereunder for Good Reason) having the following effect or effects: (i) a material diminution of Executive's job duties, responsibilities or requirements that is detrimentally inconsistent with the position or positions listed in

         Section 1(a) and Executive's prior duties, responsibilities or requirements; (ii) a reduction in Executive's salary then in effect, other than a reduction comparable to reductions generally applicable to similarly situated employees of the Company; (iii) the permanent relocation of Executive, as a result of a Change of Control, to a facility or location that is more than 50 miles from the Company's current location; or (iv) in the case of a Change of Control, a significant change in the reporting relationship or title from that existing immediately prior to the Change of Control.

                  (h) Notice of Termination. Any purported termination of employment shall be communicated through written notice indicating the specific provision in this Agreement relied upon. In addition, notwithstanding the termination date specified in Executive's notice of termination to the Company under this Section 3, the Company may, in its sole discretion, accelerate the termination date to any earlier date up to and including the date it received such notice and such date shall be considered the termination date.

         4.       Payments.

                  (a) Generally. Except as provided below, upon the termination of this Agreement for any reason, all compensation and benefits, except benefits provided by law (e.g., COBRA health insurance continuation benefits), will immediately cease to accrue, and all compensation and, except as otherwise required by applicable law, benefits accrued through the date of termination shall be paid to Executive in the manner provided below.

                  (b) Death or Disability. If the Company terminates Executive's employment under this Agreement due to death or disability, under Section 3(d) titled "Disability or Death," Executive or his estate shall not be entitled to any further payments except (i) Executive's then current Base Salary pursuant to Section 2(a) through the date of death and unreimbursed expenses to the date of death as provided herein, and (ii) any accrued compensation and benefits as provided in Section 2.

                  (c) Voluntary or For Cause. If Executive terminates his employment under this Agreement without cause under Section 3(a), titled "Mutual Agreement", or if this Agreement is terminated under
         Section 3(b), titled "Voluntary," or if this Agreement is terminated by the Company under Section 3(e) titled "For Cause by the Company," Executive shall not be entitled to any further payments except his then current Base Salary pursuant to Section 2(a) through the date of termination and unreimbursed expenses to the date of termination as provided herein.

                  (d) Termination after Change of Control. If, within six months after a Change of Control, Executive terminates his employment for Good Reason, then (i) the Company shall pay to Executive in either a lump-sum or through salary continuation, at the Company's sole discretion, the amount of Executive's then current Base Salary pursuant to Section 2(a) for the balance of the Term and for a period of 12 months after expiration of the Term, (ii) the Company and the Board shall cause all of Executive's unvested stock options to immediately vest effective as of the date Executive's employment terminates, and

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

         Executive shall have four months to exercise the options vested under this Section 4(d), (iii) if Executive elects continued coverage under the Company's health plan pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended, then the Company shall continue to pay the Company's portion of the premium for Executive's continued coverage under the Company's health plan until the first to occur of
         (A) the date that is 12 months after the date of termination and (B) the date upon which Executive is employed by a third party and is eligible for coverage by such third party's health insurance plan and
         (iv) if Executive elects continued coverage under the Company's life insurance plan, then the Company shall continue to pay the Company's portion of the premium for Executive's continued coverage under the Company's life insurance plan, or if continued coverage under the Company's life insurance plan is not available pursuant to the terms of such plan, then the Company shall pay to Executive the amount of the premium that would otherwise be payable by the Company if Executive's employment were not terminated, until the date that is 12 months after the date of termination. Thereafter, Executive shall not be entitled to receive, and the Company shall have no obligation to provide Executive with any additional salary, payments or benefits of any kind.

                  (e) Without Cause or for Good Reason. If the Company terminates Executive's employment under Section 3(c) titled "Without Cause", or the Executive terminates for "Good Reason" pursuant to
         Section 3(g)(i) or (ii) then (i) the Company shall pay to Executive in either a lump-sum or through salary continuation, at the Company's sole discretion, the amount of Executive's then current Base Salary pursuant to Section 2(a) for the balance of the Term and for a period of 12 months after the expiration of the Term and (ii) if Executive elects continued coverage under the Company's health plan pursuant to the Comprehensive Omnibus Budget Reconciliation Act of 1985, as amended, then the Company shall continue to pay the Company's portion of the premium for Executive's continued coverage under the Company's health plan until the first to occur of (A) the date that is 12 months after the date of termination and (B) the date upon which Executive is employed by a third party and is eligible for coverage by such third party's health insurance plan. Thereafter, Executive shall not be entitled to receive, and the Company shall have no obligation to provide Executive with any additional salary, payments or benefits of any kind.

                  (f) Termination by Expiration Date. In the event Executive's employment is terminated by the occurrence of the Expiration Date, the Company shall have no obligation to pay Executive or provide Executive with benefits of any kind beyond the Expiration Date.

                  (g) Date of Termination. In each of the foregoing cases, termination is the date of actual termination, not the date notice of termination is given. Other than payments owing under a provision or laws providing for payments at a different time, all payments for accrued unpaid monthly compensation shall be made within 10 days after the end of the month following the month in which termination occurred and all payments for reimbursement shall be made within 45 days after the end of the month following the month in which termination occurred.


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

                  (h) Release. Executive's eligibility for the benefits set forth in Section 4(d) and Section 4(e) is conditioned on Executive having first signed a release agreement in such form as is reasonably satisfactory to the Company.

         5.       Restrictive Covenants.

                  (a) Nonsolicitation of Employees. During the Term, and for a period of one year thereafter, Executive will not directly or indirectly solicit or induce, or aid any other entity or person in soliciting or inducing, or knowingly permit any entity directly or indirectly controlled by him/her to solicit or induce, any person who is, or during the last three months of Executive's employment by the Company was, an officer, director, executive, consultant or employee of the Company or any of its affiliates or any of its existing or future subsidiaries to leave the employment or association with the Company, its affiliate or subsidiary, to become employed or retained by any other entity or to participate in the establishment of any other business.

                  (b) Injunction. Executive agrees that in addition to the remedies the Company may seek and obtain pursuant to this Agreement, the period during which the non-solicitation covenant contained in this
         Section 5 applies shall be extended by any and all periods during which Executive shall be found by a court possessing personal jurisdiction over him/her to have been in violation of the covenants contained in this Section 5.

         6.       Termination Obligations of Executive.

                  (a) Return of the Company's Property. Executive hereby acknowledges and agrees that all personal property, including, without limitation, all books, manuals, records, reports, notes, contracts, lists, blueprints, and other documents, or materials, or copies thereof, and equipment furnished to or prepared by Executive in the course of or incident to Executive's employment, belong to the Company and shall be promptly returned to the Company upon termination of Executive's employment.

                  (b) Representations, Obligations and Warranties Survive Termination of Employment. The representations, obligations and warranties contained in Sections 1(d), 4, 5, 6, 7, 8, 9, 10, 11, 12, 13, 15, 16 and 17 as well as the terms and conditions of Exhibit A shall survive the termination of Executive's employment with the Company.

                  (c) Cooperation in Pending Work. Executive agrees to fully cooperate with the Company in all matters relating to the winding up of pending work on behalf of the Company and the orderly transfer of work to other employees of the Company following any termination of Executive's employment. Executive shall also cooperate in the resolution of any dispute, including litigation of any action, involving the Company that relates in any way to Executive's activities while employed by the Company.

         7.       Confidentiality.

                  (a) Confidential Information. Executive acknowledges that he has had and will have access to certain information related to the business, operations, future plans and customers of the Company, the disclosure or use of which could cause the Company substantial losses

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

         and damages. Accordingly, Executive covenants that during the term of his employment with the Company and thereafter he will keep confidential all information and documents furnished to him by or on behalf of the Company and not use the same to his advantage, except to the extent such information or documents are lawfully obtained from other sources on a non-confidential (as to the Company) basis or are in public domain through no fault on his part or is consented to in writing by the Company.

                  (b) Innovations, Patents, and Copyrights. Executive agrees to promptly disclose, in writing, all Innovations to the Company. Executive further agrees to provide all assistance requested by the Company, at its expense, in the preservation of its interests in any Innovations (as hereinafter defined), and hereby assigns and agrees to assign to the Company all rights, title and interest in and to all worldwide patents, patent applications, copyrights, trade secrets and other intellectual property rights or "Moral Rights" in any Innovation. Furthermore, during the term of this Agreement, the Company may, with Executive's written permission (such permission not to be unreasonably withheld), use Executive's name and image as appropriate in the conduct of its business.

                  "Innovations" shall mean all developments, improvements, designs, original works of authorship, formulas, processes, software programs, databases, and trade secrets, whether or not patentable, copyrightable or protectable as trade secrets, that Executive by himself or jointly with others, creates, modifies, develops, or implements during the period of Executive's employment which relate in any way to the Company's business. The term Innovations shall not include Innovations developed entirely on Executive's own time without using the Company's equipment, supplies, facilities or Confidential Information, and which neither relate to the Company's business, nor result from any work performed by or for the Company.

         8. Alternative Dispute Resolution. The Company and Executive mutually agree that any controversy or claim arising out of or relating to this Agreement or the breach thereof, or any other dispute between the parties relating in any way to Executive's employment with the Company or the termination of that relationship, including disputes arising under the common law and/or any federal or state statutes, laws or regulations, shall be submitted to mediation before a mutually agreeable mediator, which cost is to be borne equally by the parties. In the event mediation is unsuccessful in resolving the claim or controversy, such claim or controversy shall be resolved exclusively by arbitration. The claims covered by this Agreement ("Arbitrable Claims") include, but are not limited to, claims for wages or other compensation due; claims for breach of any contract (including this Agreement) or covenant (express or implied); tort claims; claims for discrimination (including, but not limited to, race, sex, religion, national origin, age, marital status, medical condition, or disability); claims for benefits (except where an employee benefit or pension plan specifies that its claims procedure shall culminate in an arbitration procedure different from this one); and claims for violation of any federal, state, or other law, statute, regulation, or ordinance, except claims excluded in the following paragraph. The parties hereby waive any rights they may have to trial by jury in regard to Arbitrable Claims.

         Claims Executive or the Company may have regarding Workers' Compensation or unemployment compensation benefits and the nonsolicitation provisions of this Agreement are not covered by the arbitration and mediation

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

provisions of this Agreement. Claims Executive or the Company may have for violation of the proprietary information provisions of this Agreement as well as the terms and provisions of Exhibit A of this Agreement are not covered by the arbitration and mediation provisions of this Section 8.

         Arbitration under this Agreement shall be the exclusive remedy for all Arbitrable Claims. The Company and Executive agree that arbitration shall be held in Santa Fe, New Mexico and shall be in accordance with the then-current Employment Dispute Resolution Rules of the American Arbitration Association, before an arbitrator licensed to practice law in New Mexico. The arbitrator shall have authority to award or grant both legal, equitable, and declaratory relief. Such arbitration shall be final and binding on the parties. The Federal Arbitration Act shall govern the interpretation and enforcement of this Section 8 pertaining to Alternative Dispute Resolution.

         This Agreement to mediate and arbitrate survives termination of Executive's employment.

         9. Notices. All notices and other communications provided for in this Agreement shall be dated and in writing and shall be deemed to have been duly given (a) on the date of delivery, if delivered personally, by e-mail or by facsimile machine, receipt confirmed, (b) on the following business day, if delivered by a nationally recognized overnight courier service, with receipt acknowledgement requested, or (c) three business days after mailing, if sent by registered or certified mail, return receipt requested, postage prepaid, in each case, to the party to whom it is directed at the following address (or at such other address as any party hereto shall hereafter specify by notice in writing to the other parties hereto):

                 CytoDyn, Inc.
                 200 W. DeVargas Street, Suite 1
                 Santa Fe, New Mexico 87501
                 Attn:  Chief Financial Officer
                 Telephone:        (505) 988-5520
                 Facsimile:        (505) 988-5520

and to Executive at:
                 Corinne Allen
                 24 W. Sunlit Drive
                 Santa Fe, NM 87508

                 Telephone:        (505) 988-5520

         10. Entire Agreement. The terms of this Agreement, together with Exhibit A to this Agreement, are intended by the parties to be the final and exclusive expression of their agreement with respect to the employment of Executive by the Company and may not be contradicted by evidence of any prior or contemporaneous statements or agreements. The parties further intend that this Agreement shall constitute the complete and exclusive statement of its terms and that no extrinsic evidence whatsoever may be introduced in any judicial, administrative, or other legal proceeding involving this Agreement.

         11. Amendments, Waivers. This Agreement may not be modified, amended, or terminated except by an instrument in writing, signed by Executive and by a duly authorized representative of the Company other than Executive. No failure to exercise and no delay in exercising any right, remedy, or power under this Agreement shall operate as a waiver thereof, nor shall any single or partial exercise of any right, remedy, or power under this Agreement preclude any other or further exercise thereof, or the exercise of any other right, remedy, or power provided herein or by law or in equity.

         12. Assignment; Successors and Assigns. Executive agrees that Executive will not assign, sell, transfer, delegate or otherwise dispose of, whether voluntarily or involuntarily, or by operation of law, any rights or obligations under this Agreement, nor shall Executive's rights be subject to encumbrance or the claims of creditors. Any purported assignment, transfer, or delegation shall be null and void. Subject to the foregoing, this Agreement shall be binding upon Executive and the Company and shall inure to the benefit of the parties and their respective heirs, legal representatives, successors, and permitted assigns, and shall not benefit any person or entity other than those enumerated above.

         13. Use of Employee's Likeness. Executive authorizes the Company to use, reuse and to reasonably grant others the right to use and reuse without additional compensation, Executive's name, photograph, likeness (including caricature), voice and biographical information and any reproduction or simulation thereof in any media now known or hereafter developed, for valid business purposes of the Company.

         14. Exclusion of Property of Others. Executive covenants that he/she has not and will not bring to the Company or use in the performance of his duties any documents or materials of a former employer that are not generally available to the public or that have not been legally transferred to the Company.

         15. Executive's Authorization to Deduct Amounts Owed. Upon Executive's separation from employment, the Company is authorized to deduct from Executive's final wages or other monies due Executive any debts or amounts owed to the Company by Executive.

         16. Severability; Enforcement. If any provision of this Agreement, or the application thereof to any person, place, or circumstance, shall be held by a court or arbitrator of competent jurisdiction to be invalid, unenforceable, or void, the remainder of this Agreement and such provisions as applied to other persons, places, and circumstances shall remain in full force and effect.

         17. Governing Law. The validity, interpretation, enforceability, and performance of this Agreement shall be governed by and construed in accordance with the laws of the United States and the Federal Arbitration Act to the extent applicable, and otherwise by the laws of the State of New Mexico.

         18. Executive Acknowledgment. The parties acknowledge (a) that they have consulted with or have had the opportunity to consult with independent counsel of their own choice concerning this Agreement, and (b) that they have read and understand the Agreement, are fully aware of its legal effect, and have entered into it freely based on their own judgment and not on any representations or promises other than those contained in this Agreement.

         19. Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Signatures to this Agreement may be transmitted via facsimile and such signatures shall be deemed to be originals.

         IN WITNESS WHEREOF, the parties have duly executed this Agreement as of the date first written above.



Company                                                      Executive


______________________________                  ______________________________
Name:_________________________                  Name:_________________________
Title:________________________

                                    EXHIBIT A

                PROPRIETARY INFORMATION AND INVENTIONS AGREEMENT






















                                      A-1